EXHIBIT 99.1


September 13, 2005
For Immediate Release

TRADESTREAM GLOBAL CORP. ANNOUNCES RESIGNATION OF OFFICER AND DIRECTOR

Thornhill, ON: Tradestream Global Corp. (the "Corporation") (OTCBB:"TGLC") announced today the resignation of Orlando Silvestri as President and CEO and director of the Corporation. The Corporation also announces the resignation of Antonio Manna as director of the Corporation.

The Corporation will announce a new President and CEO as well as a director shortly.

Certain statements in this press release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3 b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information, please contact:
Tradestream Global Corp.
905.882.0221